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                                                                    EXHIBIT 99.1







                    STATEMENT PURSUANT TO 18 U.S.C. Section 1350



      Pursuant to 18 U.S.C. Section 1350, the undersigned certifies that this Annual Report on Form 10-K for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Millennium Pharmaceuticals, Inc.


                                     /s/ Mark J. Levin
                                     ------------------------------------
Dated: March 7, 2003                 Mark J. Levin
                                     Chairperson and Chief Executive Officer
                                     (Principal executive officer)